Exhibit 99.1

Media:	Wendy Olson
(713) 627-4072
(713) 627-4747 (24-hour media line)

Analysts:	John Arensdorf
(713) 627-4600

Date:	February 5, 2009

Spectra Energy Reports Year-End and Fourth Quarter 2008 Results,

Announces 2009 Outlook

•	2008 Year-End Results

o	Reported diluted earnings per share (EPS) of $1.81, versus $1.51 in 2007. Ongoing diluted EPS of $1.83, versus $1.52 in 2007; results exceeded the 2008 $1.56 EPS employee incentive target by 17 percent

o	Reported net income of $1.13 billion, versus $957 million in 2007; ongoing net income of $1.14 billion, versus $965 million in prior year

o	Placed $1.8 billion of expansion projects into service, expected to deliver returns on capital employed in excess of 10 to 12 percent targeted range

•	Fourth Quarter Results

o	Reported net income of $171 million, $0.28 EPS, versus prior year quarter’s $291 million, $0.46 EPS

o	Ongoing net income of $197 million, $0.32 EPS, versus $296 million, $0.47 EPS, in prior year quarter

•	2009 Outlook

o	2009 ongoing diluted EPS target of $1.15

o	2009 capital expansion program set at $500 million, recognizing current market environment

o	Company expects to place approximately $650 million of capital expansion projects into service

HOUSTON – Spectra Energy Corp (NYSE: SE) today reported 2008 net income of $1.13 billion, or $1.81 diluted earnings per share (EPS), an increase from $957 million, $1.51 EPS, in 2007. Ongoing 2008 net income was $1.14 billion, or $1.83 EPS, compared with $965 million, $1.52 EPS, in the prior year.

The annual results reflect strong earnings and sound operating performance from all underlying businesses. The company benefited from expansion projects placed into service in both 2007 and 2008 and higher commodity prices during the year.

“We delivered excellent financial results, executed extremely well on the completion of a record $1.8 billion in new projects and increased our dividend 14 percent during the year,” said Greg Ebel, president and chief executive officer, Spectra Energy Corp. “We also took some key, proactive steps to ensure we are well positioned to manage current economic challenges.”

The company reported 2008 fourth quarter net income of $171 million, or $0.28 diluted EPS, compared with $291 million, $0.46 diluted EPS, in the prior year quarter. After removing the effect of the impairment of the company’s investment in the Islander East project, ongoing net income for the 2008 quarter was $197 million, or $0.32 EPS, versus $296 million, or $0.47 EPS, in the 2007 quarter. The decrease is primarily due to lower commodity prices and a lower Canadian dollar.

SEGMENT RESULTS

U.S. Transmission

U.S. Transmission reported fourth quarter 2008 earnings before interest and taxes (EBIT) of $161 million, compared with $221 million in fourth quarter 2007. The decrease includes a $44 million special item for an impairment of the Islander East project caused by adverse legal rulings and unfavorable economic conditions.

Excluding the above special item, ongoing EBIT for fourth quarter 2008 was $205 million, compared with $221 million in the prior year quarter. The segment benefited from higher EBIT from business expansion projects during the 2008 period. The increase in earnings was offset by lower processing revenues, resulting from lower volumes and prices, and higher development costs associated with ongoing pipeline and storage expansion projects.

Year-end reported EBIT for U.S. Transmission was $844 million, compared with $894 million in 2007.

Distribution

Distribution reported fourth quarter 2008 EBIT of $90 million, compared with $84 million in fourth quarter 2007. These improved results reflect the continued increase in storage and transportation revenues, lower operating costs and increased customer usage as a result of colder weather, which was 13 percent colder than the 2007 quarter. The improvements were partially offset by a weaker Canadian dollar and earnings sharing with customers related to the incentive regulation framework implemented in 2008.

Year-end EBIT for Distribution was $353 million, compared with $322 million in 2007.

Western Canada Transmission & Processing

Western Canada Transmission & Processing reported fourth quarter 2008 EBIT of $65 million, compared with $141 million in fourth quarter 2007. The decrease resulted primarily from lower frac spreads at the Empress operations and a weaker Canadian dollar.

Year-end EBIT for Western Canada Transmission & Processing was $398 million, compared with $359 million in 2007.

Field Services

Field Services reported fourth quarter 2008 EBIT of $69 million, compared with $188 million in fourth quarter 2007. The decrease was primarily driven by lower natural gas liquids (NGL) prices, which correlate to lower crude oil prices. Crude oil averaged $59 per barrel in fourth quarter 2008 versus $91 per barrel during the same period in 2007. In addition, the NGL to crude oil relationship decreased quarter over quarter, from 65 percent to 46 percent. The decrease from NGL prices was partially offset by non-cash mark-to-market gains compared with mark-to-market losses in fourth quarter 2007, both from hedges used to protect distributable cash flow at DCP Midstream’s master limited partnership.

For the quarter, DCP Midstream paid distributions of $105 million to Spectra Energy.

Year-end reported EBIT for Field Services was $716 million, compared with $533 million in 2007.

Other

“Other” reported net costs of $21 million in fourth quarter 2008, compared with $56 million reported in fourth quarter 2007, which included $7 million of costs to achieve the launch of Spectra Energy. Excluding these, net corporate costs were $28 million lower in fourth quarter 2008, reflecting lower general corporate and benefits costs.

Year-end reported net costs for “Other” were $78 million, compared with $112 million in 2007.

Interest Expense

Interest expense was $166 million for both the 2008 and 2007 fourth quarters. Interest on higher debt balances in 2008 was offset by lower interest rates and the effects of a lower Canadian dollar.

Interest expense for 2008 was $636 million compared with $633 million in 2007.

Income Taxes

Fourth quarter 2008 income tax expense from continuing operations was $43 million, compared with $128 million reported in fourth quarter 2007. The effective tax rate was 20 percent in fourth quarter 2008, compared with 31 percent in the prior year quarter.

The lower tax rate this quarter was primarily due to favorable adjustments in 2008 for final 2007 tax returns and lower 2008 state income taxes.

The annual effective tax rate for 2008 was 31 percent compared with 32 percent in 2007.

Special Items Affecting Spectra Energy’s EPS for the Quarter Include:

(in millions, except per share amounts)

	Pre-tax Amount	Tax Effect	Net Income Impact	EPS Impact
Fourth Quarter 2008
Impairment on Islander East Project	$(44)	$14	$(30)	$(0.05)

Total	$(44)	$14	$(30)	$(0.05)

Fourth Quarter 2007
Separation Costs	$(7)	$2	$(5)	$(0.01)
DCP Midstream Stand-alone Costs	(7)	3	(4)	(0.01)

Total	$(14)	$5	$(9)	$(0.02)

Reconciliation of Reported to Ongoing Net Income

( in millions)

	Quarters Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
Net Income as Reported	$171	$291	$1,129	$957
Adjustments to Reported Net Income:
Special Items	30	9	12	25
Discontinued Operations	(4)	—	—	(17)
Extraordinary Item	—	(4)	—	—

Ongoing Net Income	$197	$296	$1,141	$965

Reconciliation of Reported to Ongoing Diluted EPS

	Quarters Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
Diluted EPS as Reported	$0.28	$0.46	$1.81	$1.51
Special Items	0.05	0.02	0.02	0.04
Discontinued Operations	(0.01)	—	—	(0.03)
Extraordinary Item	—	(0.01)	—	—

Diluted EPS, Ongoing	$0.32	$0.47	$1.83	$1.52

2009 Outlook

“Despite the current economic conditions, we begin the year in a strong position and expect to end the year strong,” said Ebel.

“While we are not immune to today’s market volatility, our strength permits us to continue completing our ongoing expansion plans and growing our core transmission, storage and distribution earnings over the long term,” he said. “With our commitment to maintain our financial flexibility and investment-grade balance sheet, we are positioned to take advantage of opportunities that may come our way this year.”

Highlights of the 2009 outlook:

•	$1.15 ongoing diluted EPS target

•	$1.00 per share annual dividend

•	2009 capital expansion budget set at $500 million

•

Company expects to place approximately $650 million of capital expansion projects into service by year end, delivering annual EBIT of approximately $80 million, at top end of targeted 10 to 12 percent return on capital employed range

The company will discuss both its 2008 performance and 2009 outlook in greater detail during the call and webcast scheduled for today.

Additional Information

Additional information about the company’s 2008 performance, as well as the 2009 outlook, can be obtained via the Spectra Energy Web site at www.spectraenergy.com.

The analyst call is scheduled for 9 a.m. CT today, Thursday, February 5, to discuss Spectra Energy’s 2008 results, as well as review the 2009 outlook. The conference call can be accessed via the Investors Section of Spectra Energy’s Web site or by dialing (888) 252-3715 in the United States or Canada, or (706) 634-8942 for International. The conference code is “80303277” or “Spectra Energy Earnings Call.”

Please call five to ten minutes prior to the scheduled start time. A replay of the call will be available until 8:00 p.m. CT, May 5, 2009, by dialing (800) 642-1687 with conference ID 80303277. The international replay number is (706) 645-9291, with above conference ID. A replay and transcript also will be available by accessing the Investors Section of the company’s Web site.

Non-GAAP Financial Measures

Spectra Energy’s management uses ongoing net income and ongoing diluted EPS, which are non-GAAP financial measures as they represent net income and diluted EPS from continuing operations, adjusted for special items, as measures to evaluate operations of the company. Special items represent certain charges and credits which management believes will not be recurring on a regular basis. Management believes that the presentation of ongoing net income and ongoing diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s ongoing performance across periods. Ongoing diluted EPS is also used as a basis for employee incentive bonuses.

The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating) before deducting interest and taxes, and is net of the minority interest expense related to those earnings. Management considers segment EBIT from continuing operations, which is the GAAP measure used to report segment results, to be a good indicator of each segment’s operating performance as it represents the results of our ownership interests in operations without regard to financing methods or capital structures.

Spectra Energy also uses ongoing segment and Other EBIT as a measure of performance. Ongoing segment and Other EBIT is a non-GAAP financial measure as it represents reported segment and Other EBIT adjusted for special items. Management believes that the presentation of ongoing segment and Other EBIT provides useful information to investors, as it allows them to more accurately compare a segment’s or Other’s ongoing performance across periods. The most directly comparable GAAP measure for ongoing segment or Other EBIT is reported segment or Other EBIT, which represents EBIT from continuing operations, including any special items.

Spectra Energy uses Return on Capital Employed (ROCE) as a measure of the profitability of capital projects. ROCE is a non-GAAP financial measure and may not be defined and calculated by other companies in the same manner. ROCE as it relates to capital expansion projects is calculated by Spectra Energy as earnings before interest and taxes generated by a project divided by the total cost of a project.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events. One can typically identify forward-looking statements by the use of forward-looking words such as: may, will, could, project, believe, expect, estimate, continue, potential, plan, forecast and other similar words. Such statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Those factors include: the levels of supply and demand for natural gas in our areas of operation; our ability to identify opportunities for our business units and the timing and success of efforts to develop pipeline, storage, gathering, processing and other infrastructure projects; our ability to successfully complete and integrate future acquisitions; the extent of success in connecting natural gas supplies to gathering, processing and transmission systems and in connecting to expanding gas markets; the implementation of state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas industries; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; our ability to obtain financing on favorable terms, which can be affected by various factors, including our credit ratings and general economic conditions. These factors, as well as additional factors that could affect our forward-looking statements, are described under the headings “Risk Factors” and “Forward-Looking Statements” in our 2007 Form 10-K,

filed on February 29, 2008, and in our other filings made with the Securities and Exchange Commission (SEC), which are available via the SEC’s Web site at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spectra Energy Corp (NYSE: SE), a FORTUNE 500 company, is one of North America’s premier natural gas infrastructure companies serving three key links in the natural gas value chain: gathering and processing, transmission and storage, and distribution. For nearly a century, Spectra Energy and its predecessor companies have developed critically important pipelines and related infrastructure connecting natural gas supply sources to premium markets. Based in Houston, Texas, the company operates in the United States and Canada approximately 18,300 miles of transmission pipeline, approximately 270 billion cubic feet of storage, natural gas gathering and processing, natural gas liquids operations and local distribution assets. Spectra Energy Corp also has a 50 percent ownership in DCP Midstream, one of the largest natural gas gatherers and processors in the United States. For more information, visit www.spectraenergy.com.

# # #

Spectra Energy Corp

Quarterly Highlights

December 2008

(Unaudited)

(In millions, except per share amounts and where noted)

	Quarters Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
COMMON STOCK DATA
Earnings Per Share From Continuing Operations
Basic	$0.27	$0.45	$1.82	$1.48
Diluted	$0.27	$0.45	$1.81	$1.48
Earnings Per Share—Total
Basic	$0.28	$0.46	$1.82	$1.51
Diluted	$0.28	$0.46	$1.81	$1.51
Dividends Per Share	$0.25	$0.22	$0.96	$0.88
Weighted-Average Shares Outstanding
Basic	611	632	622	632
Diluted	612	635	624	635

INCOME
Operating Revenues	$1,261	$1,387	$5,074	$4,704
Total Reportable Segment EBIT	385	634	2,311	2,108
Income from Discontinued Operations, Net of Tax	4	—	—	17
Net Income	171	291	1,129	957

EBIT BY BUSINESS SEGMENT
U.S. Transmission	$161	$221	$844	$894
Distribution	90	84	353	322
Western Canada Transmission & Processing	65	141	398	359
Field Services	69	188	716	533

Total Reportable Segment EBIT	$385	$634	$2,311	$2,108
Other EBIT	(21)	(56)	(78)	(112)
Interest Expense	(166)	(166)	(636)	(633)
Interest Income and Other (a)	12	3	28	17

Consolidated Earnings From Continuing Operations Before Income Taxes	$210	$415	$1,625	$1,380

CAPITAL AND INVESTMENT EXPENDITURES (b)
U.S. Transmission			$1,400	$898
Distribution			373	369
Western Canada Transmission & Processing			222	195
Other			35	39

Total Capital and Investment Expenditures			$2,030	$1,501

			December 31,
			2008	2007
CAPITALIZATION
Common Equity			34%	40%
Minority Interests			4%	5%
Total Debt			62%	55%

Total Debt			$10,047	$9,398
Book Value Per Share			$9.07	$10.85
Actual Shares Outstanding			611	632

(a)	Other includes foreign currency transaction gains and losses and additional minority interest not allocated to the segment results.
(b)	Includes loans to affiliates for capital expansion projects.

Spectra Energy Corp

Quarterly Highlights

December 2008

(Unaudited)

(In millions, except where noted)

	Quarters Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
U.S. TRANSMISSION
Operating Revenues	$395	$407	$1,600	$1,540
Operating Expenses
Operating, Maintenance and Other	162	145	595	473
Depreciation and Amortization	58	55	232	217
Gains on Sales of Other Assets and Other, net	10	7	42	8
Other Income and Expenses, net	(8)	22	86	85
Minority Interest Expense	16	15	57	49

EBIT	$161	$221	$844	$894

Proportional Throughput, Tbtu (a)	622	561	2,218	2,202

DISTRIBUTION
Operating Revenues	$558	$569	$1,991	$1,899
Operating Expenses
Natural Gas Purchased	347	333	1,094	1,059
Operating, Maintenance and Other	88	109	372	361
Depreciation and Amortization	37	43	175	162
Gains on Sales of Other Assets, net	—	—	—	5
Other Income and Expenses, net	4	—	3	—

EBIT	$90	$84	$353	$322

Number of Customers, thousands			1,309	1,289
Heating Degree Days, Fahrenheit	2,676	2,370	7,491	7,070
Pipeline Throughput, Tbtu	269	254	900	844

WESTERN CANADA TRANSMISSION & PROCESSING
Operating Revenues	$308	$414	$1,482	$1,266
Operating Expenses
Natural Gas and Petroleum Products Purchased	112	121	496	361
Operating, Maintenance and Other	103	113	445	405
Depreciation and Amortization	33	37	147	135
Other Income and Expenses, net	5	—	5	—
Minority Interest Expense	—	2	1	6

EBIT	$65	$141	$398	$359

Pipeline Throughput, Tbtu	161	160	615	596
Volumes Processed, Tbtu	172	178	698	709
Empress Inlet Volumes, Tbtu	176	201	820	722

FIELD SERVICES
Equity in Earnings of DCP Midstream, LLC	$69	$188	$716	$533

EBIT	$69	$188	$716	$533

Natural Gas Gathered and Processed/Transported, Tbtu/day (b)	7.1	6.9	7.1	6.8
Natural Gas Liquids Production, MBbl/d (b,c)	343	381	360	363
Average Natural Gas Price Per MMBtu (d)	$6.94	$6.97	$9.03	$6.86
Average Natural Gas Liquids Price Per Gallon	$0.64	$1.40	$1.23	$1.11

OTHER
Operating Revenues	$13	$8	$45	$31
Operating Expenses	40	65	125	150
Other Income and Expenses, net	6	1	2	7

EBIT	$(21)	$(56)	$(78)	$(112)

(a)	Trillion British thermal units
(b)	Includes 100% of DCP Midstream volumes
(c)	Thousand barrels per day
(d)	Million British thermal units. Average price based on NYMEX Henry Hub

Spectra Energy Corp

Condensed Consolidated Statements of Operations

(Unaudited)

(In millions)

	Quarters Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
Operating Revenues	$1,261	$1,387	$5,074	$4,704
Operating Expenses	967	1,010	3,636	3,291
Gains on Sales of Other Assets and Other, net	10	7	42	13

Operating Income	304	384	1,480	1,426

Other Income and Expenses	89	218	844	649
Interest Expense	166	166	636	633
Minority Interest Expense	17	21	63	62

Earnings From Continuing Operations Before Income Taxes	210	415	1,625	1,380
Income Tax Expense From Continuing Operations	43	128	496	440

Income From Continuing Operations	167	287	1,129	940
Income From Discontinued Operations, net of tax	4	—	—	17

Income Before Extraordinary Items	171	287	1,129	957
Extraordinary Items, net of tax	—	4	—	—

Net Income	$171	$291	$1,129	$957

Spectra Energy Corp

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions)

	December 31, 2008	December 31, 2007
ASSETS

Current Assets	$1,450	$1,379
Investments and Other Assets	5,950	6,359
Net Property, Plant and Equipment	13,639	14,300
Regulatory Assets and Deferred Debits	885	932

Total Assets	$21,924	$22,970

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities	$3,044	$2,422
Long-term Debt	8,290	8,345
Deferred Credits and Other Liabilities	4,355	4,540
Minority Interests	695	806
Stockholders’ Equity	5,540	6,857

Total Liabilities and Stockholders’ Equity	$21,924	$22,970

Spectra Energy Corp

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Years Ended December 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,129	$957
Adjustments to reconcile net income to net cash provided by operating activities	676	510

Net cash provided by operating activities	1,805	1,467

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(1,888)	(1,544)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by (used in) financing activities	214	(191)

Effect of exchange rate changes on cash	(11)	63

Net increase (decrease) in cash and cash equivalents	120	(205)
Cash and cash equivalents at beginning of period	94	299

Cash and cash equivalents at end of period	$214	$94

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

December 2008 Quarter-to-date

(In millions, except per-share amounts)

	Reported Earnings	Special Items (Note 1)		Discontinued Operations		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Transmission	$161	$44	A	$—		$44	$205
Distribution	90	—		—		—	90
Western Canada Transmission & Processing	65	—		—		—	65
Field Services	69	—		—		—	69

Total Reportable Segment EBIT	385	44		—		44	429
Other	(21)	—		—		—	(21)

Total Reportable Segment EBIT and Other EBIT	$364	$44		$—		$44	$408

EARNINGS

Total Reportable Segment EBIT and Other EBIT	$364	$44		$—		$44	$408
Interest Expense	(166)	—		—		—	(166)
Interest Income and Other	12	—		—		—	12
Income Taxes from Continuing Operations	(43)	(14)		—		(14)	(57)
Discontinued Operations, Net of Tax	4	—		(4	)B	(4)	—

Total Earnings	$171	$30		$(4)		$26	$197

EARNINGS PER SHARE, BASIC	$0.28	$0.05		$(0.01)		$0.04	$0.32

EARNINGS PER SHARE, DILUTED	$0.28	$0.05		$(0.01)		$0.04	$0.32

Note 1 - Amounts for special items are net of minority interest, if applicable.

A - Impairment associated with Islander East project.

B - Net results from Nevis and Brazeau River gathering and processing facilities in Western Canada that were sold in the fourth quarter.

Weighted Average Shares (reported and ongoing) - in millions
Basic	611
Diluted	612

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

December 2007 Quarter-to-date

(In millions, except per-share amounts)

	Reported Earnings	Special Items (Note 1)		Extraordinary Item		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Transmission	$221	$—		$—		$—	$221
Distribution	84	—				—	84
Western Canada Transmission & Processing	141	—		—		—	141
Field Services	188	7	A	—		7	195

Total Reportable Segment EBIT	634	7		—		7	641
Other	(56)	7	B	—		7	(49)

Total Reportable Segment EBIT and Other EBIT	$578	$14		$—		$14	$592

EARNINGS

Total Reportable Segment EBIT and Other EBIT	$578	$14		$—		$14	$592
Interest Expense	(166)	—		—		—	(166)
Interest Income and Other	3	—		—		—	3
Income Taxes from Continuing Operations	(128)	(5)		—		(5)	(133)
Extraordinary Items, Net of Tax	4	—		(4	)C	(4)	—

Total Earnings	$291	$9		$(4)		$5	$296

EARNINGS PER SHARE, BASIC	$0.46	$0.02		$(0.01)		$0.01	$0.47

EARNINGS PER SHARE, DILUTED	$0.46	$0.02		$(0.01)		$0.01	$0.47

Note 1 - Amounts for special items are net of minority interest, if applicable

A - Costs to create stand-alone corporate functions at DCP Midstream.

B - Separation costs resulting from the spin-off from Duke Energy.

C - Adjustment of deferred tax liability for deregulated storage at Distribution.

Weighted Average Shares (reported and ongoing)—in millions
Basic	632
Diluted	635

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

December 2008 Year-to-date

(In millions, except per-share amounts)

	Reported Earnings	Special Items (Note 1)		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Transmission	$844	$17	A	$17	$861
Distribution	353	—		—	353
Western Canada Transmission & Processing	398	—		—	398
Field Services	716	—		—	716

Total Reportable Segment EBIT	2,311	17		17	2,328
Other	(78)	—		—	(78)

Total Reportable Segment EBIT and Other EBIT	$2,233	$17		$17	$2,250

EARNINGS

Total Reportable Segment EBIT and Other EBIT	$2,233	$17		$17	$2,250
Interest Expense	(636)	—		—	(636)
Interest Income and Other	28	—		—	28
Income Taxes from Continuing Operations	(496)	(5)		(5)	(501)

Total Earnings	$1,129	$12		$12	$1,141

EARNINGS PER SHARE, BASIC	$1.82	$0.02		$0.02	$1.84

EARNINGS PER SHARE, DILUTED	$1.81	$0.02		$0.02	$1.83

Note 1 - Amounts for special items are net of minority interest, if applicable.

A - Bankruptcy settlement of customer’s transportation contract and impairment associated with Islander East project.

Weighted Average Shares (reported and ongoing)—in millions
Basic	622
Diluted	624

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

December 2007 Year-to-date

(In millions, except per-share amounts)

	Reported Earnings	Special Items (Note 1)		Discontinued Operations		Total Adjustments	Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Transmission	$894	$—		$—		$—	$894
Distribution	322	—		—		—	322
Western Canada Transmission & Processing	359	—		—		—	359
Field Services	533	16	A	—		16	549

Total Reportable Segment EBIT	2,108	16		—		16	2,124
Other	(112)	23	B	—		23	(89)

Total Reportable Segment EBIT and Other EBIT	$1,996	$39		$—		$39	$2,035

EARNINGS
Total Reportable Segment EBIT and Other EBIT	$1,996	$39		$—		$39	$2,035
Interest Expense	(633)	—		—		—	(633)
Interest Income and Other	17	—		—		—	17
Income Taxes from Continuing Operations	(440)	(14)		—		(14)	(454)
Discontinued Operations, Net of Tax	17	—		(17	)C	(17)	—

Total Earnings	$957	$25		$(17)		$8	$965

EARNINGS PER SHARE, BASIC	$1.51	$0.04		$(0.03)		$0.01	$1.52

EARNINGS PER SHARE, DILUTED	$1.51	$0.04		$(0.03)		$0.01	$1.52

Note 1 - Amounts for special items are net of minority interest, if applicable.

A - Costs to create stand-alone corporate functions at DCP Midstream.

B - Separation costs resulting from the spin-off from Duke Energy.

C - Sonatrach settlement, Ft. Frances revenue sharing and net results from Nevis and Brazeau River gathering and processing facilities, partially offset by LNG Litigation costs.

Weighted Average Shares (reported and ongoing) - in millions
Basic	632
Diluted	635